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                                                  EXHIBIT 1-1
                           Frontier Corporation

                              437,158 Shares
                               Common Stock
                             ($1.00 par value)


                          Underwriting Agreement


                                   New York, New York

                                   March __, 1995

UBS Securities Inc.
299 Park Avenue
New York, New York 10171


Ladies and Gentlemen:

     Frontier Corporation, a New York corporation (the
"Company"), proposes to sell to you 437,158 shares of Common
Stock, $1.00 par value, of the Company (the "Securities").

     1.   REPRESENTATIONS AND WARRANTIES.   The Company
represents and warrants to, and agrees with, you as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (c) hereof.

     (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (file number 33-57895) on Form S-3, including a related preliminary prospectus, for the registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including the related preliminary prospectus, each of
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which has previously been furnished to you.  The Company will next file with the Commission either: (A) prior to effectiveness of the registration statement file number 33-57895, a further amendment thereto (including the form of final prospectus) or (B) a final prospectus in accordance with Rules 430A and 424(b)(1) or
(4). In the case of clause (B), the Company shall include in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Prospectus with respect to the Securities and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, with respect to the Securities and the offering thereof and, except to the extent you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

     (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b), on the Closing Date (as hereinafter defined), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the respective rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b), on the Closing Date and on any settlement date pursuant to Section 3 hereof, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material
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fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by you, in each case specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

     (c) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term the "Effective Date" shall mean each date that the registration statement file number 33-57895 and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph (a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.
"Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if registration statement file number
33-57895 is not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 424", "Rule 430A" and "Regulation S-K" refer to such rules or regulation under the Act. "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the
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Registration Statement when it becomes effective pursuant to Rule
430A. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act.

     2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to you and you agree to
purchase from the Company, at a purchase price of $[    ] per
share, the Securities.

     3. DELIVERY AND PAYMENT. Delivery of and payment for the Securities shall be made at 9:00 AM, New York City time, on March 15, 1995, or such later date (not later than March 21, 1995) as you shall designate (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to you against payment by you of the aggregate purchase price of the Securities to or upon the order of the Company by certified or official bank check or checks drawn on or by a New York Clearing House bank or by intrabank wire or wires at a New York Clearing House bank, in each case payable in next-day funds. Delivery of the Securities shall be made at such location as you shall reasonably designate at least one business day in advance of the Closing Date and payment for the Securities shall be made at the office of
[                         ].  Securities shall be registered in
such names and in such denominations you may request not less than three full business days in advance of the Closing Date.

     The Company agrees to have the Securities available for inspection, checking and packaging by you in New York, New York, not later then 1:00 PM on the business day prior to the Closing
Date.

     4.   OFFERING BY YOU.  It is understood that you propose to
offer the Securities for sale to the public as set forth in the
Prospectus.
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     5.   AGREEMENTS.  The Company agrees with you that:

     (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company will promptly advise you (A) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (B) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (C) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (D) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

     (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event
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occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to the second sentence of subparagraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance.

     (c) As soon as practicable, the Company will make generally available to its security holders and to you an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule
158 under the Act.

     (d) The Company will furnish to you, without charge, copies of the Registration Statement (including exhibits thereto) certified as true, complete and correct by two senior officers (including a senior financial officer) of the Company and, so long as delivery of a prospectus by an Underwriter or a dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as you may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

     (e) The Company, in cooperation with your counsel, will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as you may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; PROVIDED, HOWEVER, that the Company shall not be required to qualify to do business in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.
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     (f)  The Company will not, for a period of 90 days following the Execution Time, without your prior written consent, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock; provided, however, that the Company
(A) may issue stock options and sell Common Stock pursuant to any employee or director stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, (B) may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time, and (C) may issue Common Stock in connection with the Company's acquisition of Minnesota Southern Cellular Telephone Company and American Sharecom, Inc. as described in the Prospectus (including the documents incorporated therein by reference); and PROVIDED FURTHER, that the Company, with your consent, may offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock in connection with a merger, acquisition or other similar transaction by the Company, in which instance your consent shall not be unreasonably withheld.

     6. CONDITIONS TO YOUR OBLIGATIONS. Your obligation to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and each settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

     (a) If the Registration Statement has not become effective prior to the Execution Time, unless you agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time, on the date of determination of the public offering price, if such determination
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occurred at or prior to 3:00 PM New York City time on such date or (ii) 12:00 Noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to the applicable paragraph of Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

     (b) The Company shall have furnished to you the opinion of Helen A. Zamboni, Corporate Counsel of the Company, dated the
Closing Date, to the effect that:

     (i)  each of the Company and its subsidiaries listed on
     Schedule I hereto (individually a "Subsidiary" and collectively the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, and each of the joint ventures denominated as Upstate Cellular Network, Rochester Telephone Mobile Communications, Anixter-Rotelcom and the Utica-Rome Cellular Partnership has been duly organized and is validly existing, in each case with full power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, and the Company and each of the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except where the failure to be so qualified and in good standing would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole;

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     (ii)  all the outstanding shares of capital stock of each
     Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and are owned by the Company either directly or through wholly-owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances other than security interests, claims, liens or encumbrances which would not, taken in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole;

     (iii) the Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by you pursuant to this Agreement, will be fully paid and nonassessable; the Securities are duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange; the certificates for the Securities are in valid and sufficient form; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other similar rights to subscribe for the Securities;

     (iv) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, joint ventures or partnerships of a character required to be disclosed in the Registration Statement which is not disclosed in the Prospectus as required, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit, which is not
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     described or filed as required; and the statements in the
     Company's Report on Form 8-K dated February 13, 1995 under the heading "Regulatory Matters" are the same in all material respects as the statements which will be made in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 under the heading "Regulatory Matters" and such statements fairly summarize the matters therein described;

     (v) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement, at the time it or any post-effective amendment thereto was declared effective, and the Prospectus, as of its date, complied as to form in all material respects with the applicable requirements of the Act and the rules and regulations thereunder and the documents incorporated by reference therein (as any such documents may have been amended), at the time such documents were filed, complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder (in each case, other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion);

     (vi) this Agreement has been duly authorized, executed and delivered by the Company;

     (vii) no consent, approval, authorization or order of any New York or Federal or, to the best of such counsel's knowledge, other court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws
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     of any jurisdiction in connection with the purchase and
     distribution of the Securities and such other approvals (specified in such opinion) as have been obtained;

     (viii) neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the Company or the terms of any indenture or other material agreement or instrument known to such counsel and to which the Company or any of its subsidiaries, joint ventures or partnerships is a party or bound, or any judgment, order or decree known to the actual knowledge of such counsel to be applicable to the Company or any of its subsidiaries, joint ventures or partnerships of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries, joint ventures or partnerships; and

     (ix) no holders of securities of the Company have rights to the registration of such securities under the Registration
     Statement.

     In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and your representatives at which the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as explicitly set forth in clause (iv) of this Section 6(b)), on the basis of the foregoing, no information came to such counsel's attention that caused such counsel to believe that the Registration Statement (as amended at the Closing Date, if applicable), at the time such Registration Statement or any post-effective amendment became effective, contained an untrue
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statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (other than information omitted therefrom in reliance on Rule 430A under the Act), or that the Prospectus (as amended or supplemented), as of its date and the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may state that because the primary purpose of such counsel's professional engagement was not to establish or confirm factual matters or financial, accounting or statistical matters and because of the wholly or partially nonlegal character of many of the statements contained in the Registration Statement and the Prospectus, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and such counsel makes no representation that such counsel has independently verified the accuracy, completeness or fairness of such statements. Without limiting the foregoing, such counsel may further state that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements and schedules and other financial and statistical data included in the Registration Statement, and such counsel has not examined the accounting, financial or statistical records from which such financial statements, schedules and data are derived. Such counsel may note that while certain portions of the Registration Statement (including financial statements and schedules) have been included therein on the authority of "experts" within the meaning of the Act, such counsel is not an expert with respect to any portion of the Registration Statement, including without limitation such financial statements or schedules or the other financial or statistical data included therein.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the United States, to the extent such counsel deems proper and specifies in such opinion,
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upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are satisfactory to you and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

     (c) The Company shall have furnished to you a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

     (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

     (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to such officers' knowledge, threatened; and

     (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

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     (d)  At the Execution Time and at the Closing Date, Price
Waterhouse shall have furnished to you a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to you, confirming that they are independent certified public accountants within the meaning of the Act and the applicable published rules and regulations thereunder and stating in effect that:

     (i) in their opinion the audited consolidated financial statements and financial statement schedules included or incorporated in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder;

     (ii) they have (a) read the unaudited consolidated financial statements of the Company and its subsidiaries for January and February of both 1995 and 1994; (b) read the 1995 minutes of the meetings of the stockholders, directors, management and compensation and audit committees of the Company and its subsidiaries as set forth in the minute books as of a date not more than five days prior to the date of delivery of such letter; and (c) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 1994 and as to whether such unaudited financial statements are in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements of the Company incorporated by reference in the Registration Statement and the Prospectus and comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations of the Commission. Price Waterhouse shall state that on the basis of the foregoing, nothing came to their attention that caused them to believe that:

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               (1)  with respect to the two-month period
          subsequent to December 31, 1994, there were any changes in the capital stock or current liabilities of the Company, increases in the long-term debt of the Company and its subsidiaries or any decreases in consolidated net current assets or shareowners' equity as compared with the amounts shown on the December 31, 1994 consolidated balance sheet included or incorporated in the Registration Statement and the Prospectus, or for the period from January 1, 1995 to February 28, 1995 there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net revenues or in total or per-share amounts of income before extraordinary items or of net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by you;

               (2)  at a date not more than five days prior to
          the delivery of such letter, there were any changes in the capital stock or current liabilities of the
          Company, increases in the long-term debt of the Company and its subsidiaries or any decreases in consolidated net current assets or shareowners' equity as compared with the amounts shown on the December 31, 1994 consolidated balance sheet included or incorporated in the Registration Statement and the Prospectus, or for the period from January 1, 1995 to a date not more than five days prior to the delivery of such letter there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net revenues or in total or per-share amounts of income before extraordinary items or of net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance
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          thereof unless said explanation is not deemed necessary
          by you; and

     (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth and incorporated in the Registration Statement and the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

     References to the Prospectus in this paragraph (iii) include any supplement thereto at the date of the letter.

     (e) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been
(i) any change, increase or decrease specified in the letter or letters referred to in paragraph (d)(ii) of this Section 6 or
(ii) any change, or development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries taken as a whole the effect of which, in any case referred to in clause (i) or (ii) above, is, in your judgment, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

     (f) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by a "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that
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does not indicate the direction of the possible change.

     (g) Prior to the Closing Date, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to you, this Agreement and all of your obligations hereunder may be canceled at, or at any time prior to, the Closing Date by you. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

     7. REIMBURSEMENT OF YOUR EXPENSES. If the sale of the Securities provided for herein is not consummated because any condition to your obligation set forth in Section 6 hereof which is required to be satisfied is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other then by reason of a default by you, the Company will reimburse you upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by you in connection with the proposed purchase and sale of the Securities.

     8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless UBS Securities Inc., the directors, officers, employees and agents of UBS Securities Inc. and each person who controls UBS Securities Inc., against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by you specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) UBS Securities Inc. agrees to indemnify and hold harmless the Company, each of the Company's directors, each of the Company's officers who signs the Registration Statement, and each person who controls the Company, within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to UBS Securities Inc., but only with reference to written information relating to UBS Securities Inc. furnished to the Company by UBS Securities Inc. specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which UBS Securities Inc. may otherwise have. The Company acknowledges that the statements set forth in the first paragraph of the cover page and under the heading "Underwriting" in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of UBS Securities Inc. for inclusion in any Preliminary Prospectus or the Prospectus, and UBS Securities Inc. confirms that such statements are correct.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest,
(ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party,
(iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d)  In the event that the indemnity provided in paragraph
(a) or (b) of this Section 8 is unavailable or insufficient to hold harmless an indemnified party for any reason, the Company and UBS Securities Inc. agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and UBS Securities Inc. may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by UBS Securities Inc. from the offering of the Securities; PROVIDED, HOWEVER, that in no case shall UBS Securities Inc. be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by UBS Securities Inc. hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and UBS Securities Inc. shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of UBS Securities Inc. in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by UBS Securities Inc. shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by UBS Securities Inc. The Company and UBS Securities Inc. agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls UBS Securities Inc. within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of UBS Securities Inc. shall have the same rights to contribution as UBS Securities Inc., and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

     9. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of UBS Securities Inc., by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other material event or development the effect of which on financial markets, the Company or the Securities is such as to make it, in your judgment, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

     10. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, and of UBS Securities Inc. set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of UBS Securities Inc., the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

     11. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to UBS Securities Inc., will be mailed, delivered or telegraphed and confirmed to UBS Securities Inc., 299 Park Avenue, New York, New York 10171, attention of Robert Dinerstein; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Frontier Corporation, 180 South Clinton Avenue, Rochester, New York 14646-0700, attention of Helen A. Zamboni.

     12. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

     13. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

     14.  BUSINESS DAY.  For purposes of this Agreement,
"business day" means any day on which the New York Stock Exchange is open for trading.

     15. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and UBS
Securities Inc.

                         Very truly yours,

                         Frontier Corporation


                         By:
                            --------------------------
                            Name: Louis L. Massaro
                            Title: Corporate Vice President


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

UBS Securities Inc.


By:
     -------------------------------
     Name: Donald M. Gray
     Title: Managing Director


     -------------------------------
     Name: David M. Lefever
     Title: Vice President

                                SCHEDULE I


                               Subsidiaries


Frontier Communications of Michigan, Inc.
Frontier Communications of Pennsylvania, Inc.
Frontier Communications of New York, Inc.
Frontier Communications of Alabama, Inc.
Frontier Communications International Inc.
Frontier Communications of New England, Inc.
Frontier Cellular Holding Inc.
Rochester Telephone Mobile Communications, Inc.
Frontier Subsidiary Telco Inc.
Frontier Telecommunications Inc.
Frontier Telecommunications Holding Inc.
Frontier Network Systems Inc.
Frontier Communications of the South, Inc.
Frontier Communications of Georgia, Inc.
Frontier Communications of Sylvan Lake, Inc.
Frontier Communications of Wisconsin, Inc.
Frontier Communications of Minnesota, Inc.
Frontier Communications of Iowa, Inc.
Rochester Telephone Corp.
Frontier Communications of Rochester, Inc.
Frontier Information Technologies Inc.